SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT


 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                         ACT OF 1934


                Date of Report:  May 6, 1997

                         WALGREEN CO.
   (Exact name of registrant as specified in its charter)


      Illinois             1-604                 36-1924025
     (State or other     (Commission File       (IRS Employer
     jurisdiction of       Number)              Identification
     incorporation)                                  No.)

          200 Wilmot Road, Deerfield, Illinois        60015
          (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:  (847) 940-2500



   (Former name or former address, if changed since last report.)



Item 5. Other Events.

On April 17, 1997, the registrant was served with an action entitled State of Illinois, ex rel. Louis H. Mueller vs.
Walgreen Corporation, Case No. 96L02373, which was filed in the Circuit Court of Cook County, Illinois. The plaintiff alleges that on occasion the registrant has in stock an insufficient amount of a drug to completely fill a prescription for an Illinois Medicaid patient. It is further alleged that, in those instances, Illinois Medicaid is billed for the full prescription, and that the customer is requested to return to the store at a later date for the balance of the prescription. The plaintiff further alleges that in cases where the patient does not return for the remainder of the prescription, Illinois Medicaid is not credited for the undelivered portion. The allegations contained in the Illinois complaint are the same as those contained in an action pending in California entitled State of California, ex rel. Louis H. Mueller vs. Walgreen
Corporation, Case No. 976292, which was filed in the Superior Court of the State of California, County of San
Francisco and described by the registrant in its Form 10-Q filed for the quarter ended May 31, 1996.

The Illinois complaint seeks treble damages, as well as the imposition of civil monetary penalties. As in the California action, the total dollar amount of damages and penalties sought is material. However, management is of the opinion that, although the ultimate disposition of this suit cannot be forecast with certainty, the litigation should not have a material adverse effect on the registrant's consolidated financial position or results of operations. The registrant intends to vigorously defend this suit.



                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WALGREEN CO.
                                    (Registrant)

                              By    R. L. Polark__________
                                    R. L. Polark
                                    Senior Vice President
                                   (Chief Financial Officer)


Date:     May 6, 1997